                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               R2 TECHNOLOGY, INC.

                             a Delaware corporation

     R2 TECHNOLOGY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: The name of this corporation is R2 Technology, Inc. The original Certificate of Incorporation was filed with the Secretary of the State of Delaware on August 19, 1996.

     SECOND: This Amended and Restated Certificate of Incorporation of R2 Technology, Inc., has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation, and prompt written notice was duly given pursuant to Section 228 of the General Corporation Law of the State of Delaware to those stockholders who did not approve the Restated Certificate of Incorporation, as so amended, by written consent.

     THIRD: The Amended and Restated Certificate of Incorporation as heretofore amended or supplemented and so adopted is hereby amended and restated now to read in full as follows:

                                   ARTICLE I.

     The name of this corporation (hereinafter called the or this "Corporation")
                                                                   -----------
is R2 Technology, Inc.

                                  ARTICLE II.

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of this Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                  ARTICLE III.

     The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV.

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock ("Common Stock") and Preferred Stock
                                         ------------
("Preferred Stock"). The total number of shares which this Corporation shall
  ---------------
have authority to issue is one hundred forty-five million five hundred seventy-five thousand (145,575,000) shares. Eighty million twenty-five thousand (80,025,000) shares shall be Common Stock with a par value of $0.001 per share and sixty-five million five hundred fifty thousand (65,550,000) shares shall be Preferred Stock with a par value of $0.001 per share.

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     B. The Preferred Stock may be issued from time to time in one or more series. The series of Preferred Stock shall be designated as and comprise the following:

        (1)  4,000,000 shares of Series A-1 Preferred Stock (the "Series A-1
                                                                  ----------
             Preferred");
             ---------

        (2)  4,000,000 shares of Series A-2 Preferred Stock (the "Series A-2
                                                                  ----------
             Preferred");
             ---------

        (3)  4,850,000 shares of Series B-1 Preferred Stock (the "Series B-1
                                                                  ----------
             Preferred");
             ---------

        (4)  4,850,000 shares of Series B-2 Preferred Stock (the "Series B-2
                                                                  ----------
             Preferred");
             ---------

        (5)  7,500,000 shares of Series C-1 Preferred Stock (the "Series C-1
                                                                  ----------
             Preferred");
             ---------

        (6)  7,500,000 shares of Series C-2 Preferred Stock (the "Series C-2
                                                                  ----------
             Preferred");
             ---------

        (7)  4,400,000 shares of Series D-1 Preferred Stock (the "Series D-1
                                                                  ----------
             Preferred");
             ---------

        (8)  4,400,000 shares of Series D-2 Preferred Stock (the "Series D-2
                                                                  ----------
             Preferred");
             ---------

        (9)  1,800,000 shares of Series E-1 Preferred Stock (the "Series E-1
                                                                  ----------
             Preferred");
             ---------

        (10) 1,800,000 shares of Series E-2 Preferred Stock (the "Series E-2
                                                                  ----------
             Preferred");
             ---------

        (11) 4,500,000 shares of Series F-1 Preferred Stock (the "Series F-1
                                                                  ----------
             Preferred"); and
             ---------

        (12) 4,500,000 shares of Series F-2 Preferred Stock (the "Series F-2
                                                                  ----------
             Preferred").
             ---------

        (13) 5,725,000 shares of Series G-1 Preferred Stock (the "Series G-1
                                                                  ----------
             Preferred"); and
             ---------

        (14) 5,725,000 shares of Series G-2 Preferred Stock (the "Series G-2
                                                                  ----------
             Preferred").
             ---------

The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this Corporation (the "Board of
                                                                 --------
Directors") is expressly authorized to provide for the issuance of all or any of
---------
the remaining shares of the Preferred Stock in one or
more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares (a "Preferred Stock
                                                        ---------------
Designation") and as may be permitted by the General Corporation Law of the
-----------
State of Delaware.

         The Series A-1 Preferred, the Series A-2 Preferred and any additional series that the Board of Directors may so designate pursuant to Section 3(e)(ii) of Article V are hereinafter collectively referred to as the Series A Preferred Stock ("Series A Preferred Stock"). The Series B-1 Preferred, the Series B-2
        ------------------------
Preferred and any additional series that the Board of Directors may so designate pursuant to Section 3(e)(ii) of Article V are hereinafter collectively referred to as the Series B Preferred Stock ("Series B Preferred Stock"). The Series C-1
                                     ------------------------
Preferred, the Series C-2 Preferred and any additional series that the Board of Directors may so designate pursuant to Section 3(e)(ii) of Article V are hereinafter collectively referred to as the Series C Preferred Stock ("Series C
                                                                       --------
Preferred Stock"). The Series D-1 Preferred, the Series D-2 Preferred and any
---------------
additional series that the Board of Directors may so designate pursuant to
Section 3(e)(ii) of Article V are hereinafter collectively referred to as the Series D Preferred Stock ("Series D Preferred Stock"). The Series E-1 Preferred,
                           ------------------------
the Series E-2 Preferred and any additional series that the Board of Directors may so designate pursuant to Section 3(e)(ii) of Article V are hereinafter collectively referred to as the Series E Preferred Stock ("Series E Preferred
                                                           ------------------
Stock"). The Series F-1 Preferred, the Series F-2 Preferred and any additional
-----
series that the Board of Directors may so designate pursuant to Section 3(e)(ii) of Article V are hereinafter collectively referred to as the Series F Preferred Stock ("Series F Preferred Stock"). The Series G-1 Preferred, the Series G-2
        ------------------------
Preferred and any additional series that the Board of Directors may so designate pursuant to Section 3(e)(ii) of Article V are hereinafter collectively referred to as the Series G Preferred Stock ("Series G Preferred Stock").
                                     ------------------------

     The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V.

     The powers, rights, preferences, privileges and restrictions relating to the Common Stock and Preferred Stock are as follows:

     1. Dividend Provisions. The holders of shares of Series A Preferred Stock,
        -------------------
Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock of this Corporation, at the rate of $0.08, $0.16, $0.16, $0.20,

$0.26, $0.30 and $0.32 per share per annum, respectively (as adjusted for any stock dividends, combinations or splits), or, if greater (as determined on a per annum. basis and on an as converted basis for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, respectively), an amount equal to that paid on any other outstanding shares of this Corporation. Such dividends shall be payable when, as and if declared by the Board of Directors, and shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any preceding period.

     2. Liquidation Preference.
        ----------------------

        (a) Preferred Preference. In the event of any liquidation, dissolution
            --------------------
or winding up of this Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to
(i) one dollar ($1.00), (ii) two dollars ($2.00), (iii) two dollars ($2.00),
(iv) two dollars and fifty cents ($2.50), (v) three dollars and twenty-five cents ($3.25), (vi) three dollars and seventy five cents ($3.75) and (vii) four dollars ($4.00) respectively, (as adjusted for any stock dividends, combinations or splits), for each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, plus an amount equal to any declared but unpaid dividends on such share up to the date fixed for distribution. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

        (b) Distribution of Remaining Assets.
            --------------------------------

            (i) If the total assets available for distribution to stockholders are determined, prior to the distributions under Section 2(a) hereof, to be less than the product obtained by multiplying the Series G Preferred Stock preference amount of $4.00 (as adjusted for any stock dividends, combination or splits) by the number of shares of Common Stock outstanding (including all outstanding shares of Preferred Stock on an as-if-converted basis), then after the distributions under Section 2(a) hereof have been made to the holders of shares of Preferred Stock which have not been previously converted pursuant to Section 3(a) or 3(b), the remaining assets of the Corporation available for distribution to stockholders shall be distributed pro rata among the holders of Common Stock and Preferred Stock (on an as-if-converted basis).

            (ii) If the total assets available for distribution to stockholders are determined, prior to the distributions under Section 2(a) hereof, to be equal to or greater than the product obtained by multiplying the Series G Preferred Stock preference amount of $4.00 (as adjusted for any stock dividends, combination or splits) by the number of shares of Common Stock outstanding (including all outstanding shares of Preferred Stock on an as-if-converted basis), then after the distributions under Section 2(a) hereof have been made to the holders of shares of Preferred Stock which have not previously been converted pursuant to Section 3(a) or 3(b), the remaining assets of the Corporation available for distribution to stockholders shall be distributed pro rata among the holders of Common Stock only.

        (c) Mergers. A merger, reorganization, or sale of all or
            -------
substantially all of the assets of this Corporation in which the stockholders of this Corporation immediately prior to the transaction do not possess greater than 50% of the voting power of the surviving (or acquiring) entity (or its parent) immediately after the transaction shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2; provided that
                                                                --------
the holders of Preferred Stock and Common Stock shall be paid in cash or in securities received or in a combination thereof (which combination shall be in the same proportions as the consideration received in the transaction). Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon a merger, reorganization or sale of all or substantially all the assets of the Corporation shall be valued as follows:

            (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) business days prior to the closing;

            (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) business days prior to the closing; and

            (iii) if there is no active public market, the value shall be the fair market value thereof as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, provided that if the Corporation and the holders of a majority of the
       --------
outstanding shares of Preferred Stock are unable to reach agreement, then the value shall be as determined in an independent appraisal by an investment banker hired and paid by the Corporation, which banker is acceptable to the holders of a majority of the outstanding shares of Preferred Stock.

     Nothing in this Section 2 shall limit the right of any holder of Preferred Stock to elect to convert any of such shares into Common Stock as set forth in
Section 3 prior to any merger, reorganization or sale of assets.

     3. Conversion. The holders of Preferred Stock shall have conversion rights
        ----------
as follows (the "Conversion Rights"):
                 -----------------

        (a) Right to Convert. Each share of Preferred Stock shall be
            ----------------
convertible into share(s) of Common Stock without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of each series of Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for such series of Preferred Stock at the time of conversion into the per share Conversion Value (as
                                ----
hereinafter defined) of such series of Preferred Stock. The number of share(s) of Common Stock into which a share of a series of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.
                                   ---------------

            (i) The initial Conversion Price per share of the Series A-1 Preferred shall be $0.90, and the Conversion Value per share of the Series A-1 Preferred shall be $1.00; the initial Conversion Price per share of the Series A-2 Preferred shall be $0.90, and the Conversion Value per share of the Series A-2 Preferred shall be $1.00;

            (ii) the initial Conversion Price per share of the Series B-1 Preferred shall be $1.65, and the Conversion Value per share of the Series B-1 Preferred shall be $2.00; the initial Conversion Price per share of the Series B-2 Preferred shall be $1.65, and the Conversion Value per share of the Series B-2 Preferred shall be $2.00;

            (iii) the initial Conversion Price per share of the Series C-1 Preferred shall be $2.00, and the Conversion Value per share of the Series C-1 Preferred shall be $2.00; the initial Conversion Price per share of the Series C-2 Preferred shall be $2.00, and the Conversion Value per share of the Series C-2 Preferred shall be $2.00;

            (iv) the initial Conversion Price per share of the Series D-1 Preferred shall be $2.50, and the Conversion Value per share of the Series D-1 Preferred shall be $2.50; the initial Conversion Price per share of the Series D-2 Preferred shall be $2.50, and the Conversion Value per share of the Series D-2 Preferred shall be $2.50;

            (v) the initial Conversion Price per share of the Series E-1 Preferred shall be $3.25, and the Conversion Value per share of the Series E-1 Preferred shall be $3.25; the initial Conversion Price per share of the Series E-2 Preferred shall be $3.25, and the Conversion Value per share of the Series E-2 Preferred shall be $3.25;

            (vi) the initial Conversion Price per share of the Series F-1 Preferred shall be $3.75, and the Conversion Value per share of the Series F-1 Preferred shall be $3.75; the initial Conversion Price per share of the Series F-2 Preferred shall be $3.75, and the Conversion Value per share of the Series F-2 Preferred shall be $3.75; and

            (vii) the initial Conversion Price per share of the Series G-1 Preferred shall be $4.00, and the Conversion Value per share of the Series G-1 Preferred shall be $4.00; the initial Conversion Price per share of the Series G-2 Preferred shall be $4.00, and the Conversion Value per share of the Series G-2 Preferred shall be $4.00.

The Conversion Price of the Series A-1 Preferred, the Series A-2 Preferred, the Series B-1 Preferred, the Series B-2 Preferred, the Series C-1 Preferred, the Series C-2 Preferred, the Series D-1 Preferred, the Series D-2 Preferred, the Series E- 1 Preferred, the Series E-2 Preferred, the Series F- 1 Preferred, the Series F-2 Preferred, the Series G-1 Preferred and the Series G-2 Preferred shall be subject to adjustment from time to time as provided below. Upon conversion, all declared and unpaid dividends on the Preferred Stock shall be paid.

        (b) Automatic Conversion. Each share of Preferred Stock shall
            --------------------
automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock in which (A) the public offering price equals or exceeds $4.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and (B) the aggregate proceeds raised equals or exceeds $20,000,000 or (ii) at any time, upon the affirmative election of the holders of at least a majority of the outstanding shares of the Preferred Stock, voting together as a single class.

        (c) Mechanics of Conversion. Before any holder of Preferred Stock
            -----------------------
shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that he or she elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to
Section 3(b) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to Section 3(b)(i) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 3(b)(i)) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

        (d) Fractional Shares. In lieu of any fractional shares to which the
            -----------------
holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of such series of Preferred Stock as determined by the Board of Directors. Whether fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder to be converted at such time into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

        (e) Adjustment of Conversion Price.
            ------------------------------

            (i) Special Definitions. For purposes of this paragraph 3(e), the
                -------------------
     following definitions shall apply:

                (1) The term "Excluded Stock" shall mean:
                              --------------

                    (A) all shares of Common Stock issued and outstanding as of November 29, 2001, and all shares of Common Stock issued or issuable upon conversion of Preferred Stock;

                    (B) up to 10,000,000 shares in the aggregate of Common Stock, warrants or options to purchase Common Stock or other securities issued or issuable to officers, directors, consultants or employees of the Corporation pursuant to any plan or other arrangement approved by the Board of Directors;

                    (C) all shares of Series A-2 Preferred, Series B-2 Preferred, Series C-2 Preferred, Series D-2 Preferred, Series E-2 Preferred, Series F-2 Preferred and Series G-2 Preferred issued or issuable upon conversion respectively of Series A-1 Preferred, Series B-1 Preferred, Series C-1 Preferred, Series D-1 Preferred, Series E-1 Preferred, Series F-1 Preferred and Series G-1 Preferred;

                    (D) a warrant to purchase 250,000 shares of Common Stock issued or issuable to Arch Development Corporation;

                    (E) a warrant to purchase up to 127,192 shares of Common Stock issued to the firm of Heidrick and Struggles;

                    (F) warrants to purchase 67,000 shares of Series F-1 Preferred Stock and the Common Stock issuable upon the exercise or conversion thereof; and

                    (G) warrants to purchase up to an aggregate of 1,350,000 shares of Series G-1 Preferred Stock and the Common Stock issuable upon the exercise or conversion thereof.

                (2) The term "Financing" shall mean any issuance of Common Stock
                              ---------
(including all securities ultimately exercisable for, or convertible into, Common Stock), other than Excluded Stock, in a transaction in which holders of Series A-1 Preferred, Series B-1 Preferred, Series C-1 Preferred, Series D-1 Preferred, Series E-1 Preferred, Series F-1 Preferred and Series G-1 Preferred are offered an opportunity to purchase his, her or its respective Preferred Stock Pro Rata Share (as defined hereinafter) of such issuance.

                (3) The term "Common Stock Equivalents" shall mean the number of
                              ------------------------
ultimately underlying shares of Common Stock (whether originally in the form of Common Stock or securities ultimately exercisable for, or convertible into, Common Stock) available for issuance as part of any Financing.

                (4) The term "Preferred Stock Pro Rata Share" shall mean the
                              ------------------------------
amount of securities determined by multiplying the total number of shares of Common Stock Equivalents offered for sale by the Corporation in a Financing to the holders of Series A-1 Preferred, Series B-1 Preferred, Series C-1 Preferred, Series D-1 Preferred, Series E-1 Preferred, Series F-1 Preferred and Series G-1 Preferred by a fraction, (x) the numerator of which is the total number of shares of Series A-1 Preferred, Series B-1 Preferred, Series C-1 Preferred, Series D-1 Preferred, Series E-1 Preferred, Series F-1 Preferred and Series G-1 Preferred (all on an as-if-converted basis) held by such holder and (y) the denominator of which is the total number of shares of Common Stock then outstanding (including securities ultimately convertible into, or exercisable for, Common Stock).

                (5)  The term "Series A Dilutive Issuance" shall mean an
                               --------------------------
issuance of Common Stock Equivalents in a Financing for a minimum consideration per share of the ultimately underlying Common Stock less than the Conversion Price of the Series A-1 Preferred in effect on the date of and immediately prior to such issuance.

                (6)  The term "Series B Dilutive Issuance shall mean an issuance
                               --------------------------
of Common Stock Equivalents in a Financing for a minimum consideration per share of the ultimately underlying Common Stock less than the Conversion Price of the Series B-1 Preferred in effect on the date of and immediately prior to such issuance.

                (7)  The term "Series C Dilutive Issuance" shall mean an
                               --------------------------
issuance of Common Stock Equivalents in a Financing for a minimum consideration per share of the ultimately underlying Common Stock less than the Conversion Price of the Series C-1 Preferred in effect on the date of and immediately prior to such issuance.

                (8)  The term "Series D Dilutive Issuance" shall mean an
                               --------------------------
issuance of Common Stock Equivalents in a Financing for a minimum consideration per share of the ultimately underlying Common Stock less than the Conversion Price of the Series D-1 Preferred in effect on the date of and immediately prior to such issuance.

                (9)  The term "Series E Dilutive Issuance" shall mean an
                               --------------------------
issuance of Common Stock Equivalents in a Financing for a minimum consideration per share of the ultimately underlying Common Stock less than the Conversion Price of the Series E-1 Preferred in effect on the date of and immediately prior to such issuance.

                (10) The term "Series F Dilutive Issuance" shall mean an
                               --------------------------
issuance of Common Stock Equivalents in a Financing for a minimum consideration per share of the ultimately underlying Common Stock less than the Conversion Price of the Series F-1 Preferred in effect on the date of and immediately prior to such issuance.

                (11) The term "Series G Dilutive Issuance" shall mean an
                               --------------------------
issuance of Common Stock Equivalents in a Financing for a minimum consideration per share of the ultimately underlying Common Stock less than the Conversion Price of the Series G-1 Preferred in effect on the date of and immediately prior to such issuance.

                (12) The term "Participating Holder" shall mean any holder of
                               --------------------
Series A-1 Preferred which purchases at least its Preferred Stock Pro Rata Share of a Series A Dilutive Issuance, any holder of Series B-1 Preferred which purchases at least its Preferred Stock Pro Rata Share of a Series B Dilutive Issuance, any holder of Series C-1 Preferred which purchases at least its Preferred Stock Pro Rata share of a Series C Dilutive Issuance, any holder of Series D-1 Preferred which purchases at least its Preferred Stock Pro Rata share of a Series D Dilutive Issuance, any holder of Series E-1 Preferred which purchases at least its Preferred Stock Pro Rata share of a Series E Dilutive Issuance, any holder of Series F-1 Preferred which purchases at least its Preferred Stock Pro Rata share of a Series F Dilutive Issuance and any holder of Series G-1 Preferred which purchases at least its Preferred Stock Pro Rata share of a Series G Dilutive Issuance.

                (13) The term "Non-Participating Holder" shall mean any holder
                               ------------------------
of Series A-1 Preferred, Series B-1 Preferred, Series C-1 Preferred, Series D-1 Preferred, Series E-1 Preferred, Series F-1 Preferred and Series G-1 Preferred which is not a Participating Holder.

            (ii) Shadow Preferred.
                 ----------------

                 (1) In the event the Corporation shall issue Common Stock (including securities ultimately convertible to, or exercisable for, Common Stock) for a minimum consideration per share of the ultimately underlying Common Stock less than the Conversion Price of the Series A-1 Preferred Stock, Series B-1 Preferred, Series C-1 Preferred, Series D-1 Preferred, Series E-1 Preferred, Series F-1 Preferred, or Series G-1 Preferred, on the date of and immediately prior to such issuance, the Corporation shall deliver to each holder of at least 250,000 shares of Preferred Stock (a "Major Investor") a written notice of its intention to issue such securities at least twenty (20) business days prior to the anticipated on which such securities are first issued (the "Financing Closing Date"). Such notice shall describe the type and price of the securities to be issued, the general terms upon which the Corporation proposes to issue such securities, and whether such issuance is a Series A Dilutive Issuance, Series B Dilutive Issuance, Series C Dilutive Issuance, Series D Dilutive Issuance, Series E Dilutive Issuance, Series F Dilutive Issuance or a Series G Dilutive Issuance. Each Major Investor may secure its right to purchase its Preferred Stock Pro Rata Share of such securities by delivering a written notice to the Corporation of its election to so purchase such securities within 20 (twenty) business of its receipt of such notice.

                 (2) In the event the Corporation issues Common Stock Equivalents in a Series A Dilutive Issuance, each share of Series A-1 Preferred held by each and every Non-Participating Holder shall, immediately prior to the closing of the applicable Series A Dilutive Issuance, be automatically converted into (a) the first time shares are converted pursuant to this clause 3(e)(ii), one fully paid and nonassessable share of Series A-2 Preferred or (b) any subsequent time shares are converted pursuant to this clause 3(e)(ii), one share of Preferred Stock designated Series A-(X) Preferred Stock where X is the next integer following the last series so issued hereunder.

                 (3) In the event the Corporation issues Common Stock Equivalents in a Series B Dilutive Issuance, each share of Series B-1 Preferred held by each and every Non-Participating Holder shall, immediately prior to the closing of the applicable Series B Dilutive Issuance, be automatically converted into (a) the first time shares are converted pursuant to this clause 3(e)(ii), one fully paid and nonassessable share of Series B-2 Preferred or (b) any subsequent time shares are converted pursuant to this clause 3(e)(ii), one share of Preferred Stock designated Series B-(X) Preferred Stock where X is the next integer following the last series so issued hereunder.

                 (4) In the event the Corporation issues Common Stock Equivalents in a Series C Dilutive Issuance, each share of Series C-1 Preferred held by each and every Non-Participating Holder shall, immediately prior to the closing of the applicable Series C Dilutive Issuance, be automatically converted into (a) the first time shares are converted pursuant to this clause 3(e)(ii), one fully paid and nonassessable share of Series C-2 Preferred or (b) any subsequent time shares are converted pursuant to this clause 3(e)(ii), one share of Preferred Stock designated Series C-(X) Preferred Stock where X is the next integer following the last series so issued hereunder.

                 (5) In the event the Corporation issues Common Stock Equivalents in a Series D Dilutive Issuance, each share of Series D-1 Preferred held by each and every Non-Participating Holder shall, immediately prior to the closing of the applicable Series D Dilutive Issuance, be automatically converted into (a) the first time shares are converted pursuant to this clause 3(e)(ii), one fully paid and nonassessable share of Series D-2 Preferred or (b) any subsequent time shares are converted pursuant to this clause 3(e)(ii), one share of Preferred Stock designated Series D-(X) Preferred Stock where X is the next integer following the last series so issued hereunder.

                 (6) In the event the Corporation issues Common Stock Equivalents in a Series E Dilutive Issuance, each share of Series E-1 Preferred held by each and every Nonparticipating Holder shall, immediately prior to the closing of the applicable Series E Dilutive Issuance, be automatically converted into (a) the first time shares are converted pursuant to this clause 3(e)(ii), one fully paid and nonassessable share of Series E-2 Preferred or (b) any subsequent time shares are converted pursuant to this clause 3(e)(ii), one share of Preferred Stock designated Series E-(X) Preferred Stock where X is the next integer following the last series so issued hereunder.

                 (7) In the event the Corporation issues Common Stock Equivalents in a Series F Dilutive Issuance, each share of Series F-1 Preferred held by each and every Nonparticipating Holder shall, immediately prior to the closing of the applicable Series F Dilutive Issuance, be automatically converted into (a) the first time shares are converted pursuant to this clause 3(e)(ii), one fully paid and nonassessable share of Series F-2 Preferred or (b) any subsequent time shares are converted pursuant to this clause 3(e)(ii), one share of Preferred Stock designated Series F-(X) Preferred Stock where X is the next integer following the last series so issued hereunder.

                 (8) In the event the Corporation issues Common Stock Equivalents in a Series G Dilutive Issuance, each share of Series G-1 Preferred held by each and every Nonparticipating Holder shall, immediately prior to the closing of the applicable Series G Dilutive Issuance, be automatically converted into (a) the first time shares are converted pursuant to this clause 3(e)(ii), one fully paid and nonassessable share of Series G-2 Preferred or (b) any subsequent time shares are converted pursuant to this clause 3(e)(ii), one share of Preferred Stock designated Series G-(X) Preferred Stock where X is the next integer following the last series so issued hereunder.

                 (9) Upon the conversion of Series A-1 Preferred, Series B-1 Preferred, Series C-1 Preferred, Series D-1 Preferred, Series E-1 Preferred, Series F-1 Preferred and Series G-1 Preferred held by a Non-Participating Holder as set forth herein, such shares of Series A-1 Preferred, Series B-1 Preferred, Series C-1 Preferred, Series D-1 Preferred, Series E-1 Preferred, Series F-1 Preferred and Series G-1 Preferred shall no longer be outstanding on the books of the Corporation and the Non-Participating Holder shall be treated for all purposes as the record holder of such shares of Series A-2 Preferred, Series B-2 Preferred, Series C-2 Preferred,

Series D-2 Preferred, Series E-2 Preferred, Series F-2 Preferred and Series G-2 Preferred on the date of the closing of the applicable Series A Dilutive Issuance, Series B Dilutive Issuance, Series C Dilutive Issuance, Series D Dilutive Issuance, Series E Dilutive Issuance, Series F-1 Dilutive Issuance or Series G Dilutive Issuance, as the case may be. The Corporation shall, as soon as practicable following the return to the Corporation of certificates representing such converted shares of Series A-1 Preferred, Series B-1 Preferred, Series C-1 Preferred, Series D-1 Preferred, Series E-1 Preferred, Series F-1 Preferred and Series G-1 Preferred issue and deliver to such holder of such converted shares of Preferred Stock a certificate or certificates for the number of shares of Series A-2 Preferred, Series B-2 Preferred, Series C-2 Preferred, Series D-2 Preferred, Series E-2 Preferred, Series F-2 Preferred and Series G-2 Preferred to which such holder shall be entitled as aforesaid.

            (iii) Adjustment of Conversion Price for Issuance of Common Stock.
                  -----------------------------------------------------------
Except in the event of stock dividends, subdivisions, split-ups, combinations or recapitalizations which are covered by Sections 3(e)(iv), (v), (vi) and (vii), no adjustment in the Conversion Price of Series A-2 Preferred, Series B-2 Preferred, Series C-2 Preferred, Series D-2 Preferred, Series E-2, Series F-2 Preferred or Series G-2 Preferred shall be made in connection with a Financing. The respective Conversion Price(s) of Series A-1 Preferred, Series B-1 Preferred, Series C-1 Preferred, Series D-1 Preferred, Series E-1 Preferred, Series F-1 Preferred and Series G-1 Preferred shall be subject to adjustment from time to time as follows:

     If the Corporation shall issue, or is deemed to issue, additional shares of Common Stock Equivalents, for a consideration per share less than the Conversion Price for a series of Preferred Stock in effect immediately prior to such issuance (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by Sections 3(e)(iv), (v), (vi) and (vii)), the Conversion Price in effect immediately after each such issuance shall forthwith (except as otherwise provided in this Section 3(e)) be adjusted to a price equal to the quotient obtained by dividing:

                    (A) an amount equal to the sum of
                           ------              ---

                        (x) the total number of shares of Common Stock outstanding (including the number of shares of Common Stock issuable in connection with outstanding securities ultimately convertible into, or exercisable for, Common Stock) immediately prior to such issuance multiplied by
                                                                  ----------
the Conversion Price in effect immediately prior to such issuance, plus
                                                                   ----

                        (y) the aggregate consideration received by the Corporation upon such issuance, by
                                --

                    (B) the total number of shares of Common Stock outstanding (including the number of shares of Common Stock issuable in connection with outstanding securities ultimately convertible into, or exercisable for, Common Stock) immediately prior to such issuance plus the additional shares of Common
                                          ----
Stock Equivalents issued, or deemed to be issued, as part of the Financing (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Conversion Price resulting from such issuance).

     For the purposes of this clause 3(e)(iii), the following provisions shall be applicable:

                    (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                    (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the Common Stock
--------
is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined hereinbelow) of the shares of Common Stock being issued.

                    (3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock):

                         (A) the aggregate maximum number of shares of Common
Stock deliverable upon exercise of such options to purchase or rights to, subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the
                                                                        ----
minimum purchase price provided in such options or rights for the underlying Common Stock covered thereby;

                         (B) the aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional
                                                   ----
consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                         (C) on any change in the number of shares of Common
Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                         (D) on the expiration of any such options or rights,
the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

               (iv) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares.

               (v) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

               (vi) In case the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of this capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of each series of Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such series of Preferred Stock is convertible.

               (vii) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the

Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation, the shares of a series of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of such series of Preferred Stock into Common Stock. The provisions of this clause 3(e)(vii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

               (viii) All calculations under this Section 3 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

               (ix) For the purpose of any computation pursuant to this Section 3(e), the term "Current Market Price" at any date of one share of Common Stock,
                --------------------
shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that
--------
the quotations referred to in this clause (ix) are available for the period required hereunder, Current Market Price shall be determined in good faith by the Board of Directors, but if challenged by the holders of greater than fifty percent (50%) of the outstanding Preferred Stock, then as determined by an independent appraiser selected by the Board of Directors, the cost of such appraisal to be borne by the challenging parties.

          (f) Minimal Adjustments. No adjustment in the Conversion Price need be
              -------------------
made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

          (g) No Impairment. Without the consent of the majority of the
              -------------
outstanding shares of Preferred Stock, the Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

          (h) Certificate as to Adjustments. Upon the occurrence of each
              -----------------------------
adjustment or readjustment of any Conversion Rate pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is; based. The Corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate of such series at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversions of such holder's shares of Preferred Stock.

          (i) Notices of Record Date. Upon (i) any taking by the Corporation of
              ----------------------
a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any merger, reorganization, or sale of all or substantially all of the assets of the Corporation in which the stockholders of the Corporation immediately prior to the transaction possess less than fifty percent (50%) of the voting power of the surviving entity (or its parent) immediately after the transaction, any reclassification or recapitalization of the capital stock of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

     In the event of any transaction which would constitute a liquidation giving rise to the liquidation rights set forth in Section 2 hereof, the Corporation's notice of such transaction required by this Section 3(i) above shall include a calculation of the amount that would be distributed to the holders of each share of Preferred Stock through application of the provisions of Section 2 hereof, as well as a calculation of the amount that would be distributed to the holders of each share of Preferred Stock if all outstanding shares of Preferred Stock were converted to Common Stock prior to the transaction pursuant to the conversion rights set forth in Section 3 hereof. The purpose of the foregoing calculation shall be to enable the holders of Preferred Stock to determine the amount receivable by the holders of each respective series in the event of such a transaction, and to determine the advisability of exercising the optional conversion rights set forth in Section 3.

          (j) Reservation of Stock Issuable Upon Conversion. The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (k) Notices. Any notice required by the provisions of this Section 3
              -------
to be given to a holder of shares of Preferred Stock shall be deemed given three business days after deposit in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          (l) Reissuance of Converted Shares. No shares of Preferred Stock which
              ------------------------------
have been converted into Common Stock or into another series of Preferred Stock pursuant to Section 3(e)(ii) above following the original issuance thereof, shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of Preferred Stock of the Corporation.

     4.   Redemption Rights.
          -----------------

          (a) Redemption at the Holders' Option. In the event that the holders
              ---------------------------------
of a majority of the outstanding shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, with each series voting separately, give written notice to the Corporation of a demand for redemption of the Preferred Stock, the Corporation will in accordance with this Section 4, repurchase such shares of Preferred Stock. However, should the holders of a majority of any series of Preferred Stock not vote in favor of the redemption of the Preferred Stock, then no shares of Preferred Stock shall be redeemed. Any demand for redemption may be exercised at any time after February 15, 2003 and by giving at least 120 days' notice prior to the date of commencement of the redemption (the "Redemption Date") by certified or
                                     ---------------
registered mail, postage prepaid, to the Corporation at its principal office. After receipt of such notice of a redemption pursuant to this Section 4(a), the Corporation shall, to the extent it may lawfully do so, redeem all of the outstanding shares of Preferred Stock to be redeemed in twelve equal installments on the last day of each calendar quarter (commencing with the first calendar quarter ending after the 120 day notice period). The Redemption Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be $1.00, $2.00, $2.00, $2.50, $3.25, $3.75 and $4.00 per share, respectively (as adjusted for any stock dividends, combinations or splits) plus all declared and unpaid dividends thereon to and including the applicable Redemption Date. Any redemption of only a part of the outstanding Preferred Stock by the Corporation pursuant to this Section 4 shall be pro rata as among each series of Preferred Stock (based on the total number of shares of Common Stock issuable upon conversion of such series of Preferred Stock) and within each series as among the holders of such series of Preferred Stock (based on the number of shares of such series owned by such holders).

          (b) Notice Regarding Redemption. At least thirty (30) but no greater
              ---------------------------
than sixty (60) days prior to any Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record (determined at the close of business on the business day next preceding the day on which notice is given) of Preferred Stock to be redeemed, at such holder's post office address last shown on the records of the Corporation, notifying such holder of the redemption of such shares, specifying the Redemption Date, the Redemption Price and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate (such Conversion Rights to expire on the day prior to the Redemption Date) and calling upon such holder to surrender to the Corporation, in the manner and at the place designated in the continental United States, such holder's certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). Unless such
                                                -----------------
holder elects to
convert such shares in accordance with Section 3 prior to the Redemption Date, on or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender such holder's certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on or prior to the Redemption Date, the funds necessary for such redemption shall have been set aside by the Corporation and deposited with a bank or trust company, for the benefit of the holders of Preferred Stock whose shares are being redeemed, then from and after the close of business on the Redemption Date, all rights of the holders of such shares as holders of Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          (c) Trust Fund. On or prior to the Redemption Date, the Corporation
              ----------
may deposit the Redemption Price of all shares of Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed or converted with a bank or trust company as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed or converted. Any monies so deposited by the Corporation pursuant to this Section 4(c) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 3 hereof no later than the close of business on the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation pursuant to this Section 4(c) remaining unclaimed at the expiration of one (1) year following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of the Board of Directors, provided that the stockholder to whom
                                           --------
such monies would be payable hereunder shall be entitled, upon surrender of his certificates representing such shares of Preferred Stock to the Corporation, to receive such monies but without interest from the Redemption Date.

          (d) Insufficient Funds. If the funds of the Corporation legally
              ------------------
available for redemption of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the shares of Preferred Stock ratably among the holders in accordance with the last sentence of Section 4(a) hereof. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Stock, such funds will be immediately used to redeem the balance of the shares of Preferred Stock which the Corporation became obligated to redeem on such Redemption Date but which it has not yet redeemed.

     5.   Voting Rights.
          -------------

          (a) Generally. Except as otherwise required by law and provided in
              ---------
Section 5(b), the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted on the record date for the vote or consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation and upon any other matter submitted to a vote of stockholders, except those matters provided herein or required by law to be submitted to a class vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

          (b) Election of Directors. The authorized number of directors for the
              ---------------------
Board of Directors is set at nine (9). As long as an aggregate of two million (2,000,000) shares of Series A Preferred Stock are outstanding, at each election of directors, the holders of the then outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two members of the Board of Directors. As long as an aggregate of two million (2,000,000) shares of Series B Preferred Stock are outstanding, at each election of directors, the holders of the then outstanding shares of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors. As long as an aggregate of two million (2,000,000) shares of Series C Preferred Stock are outstanding, at each election of directors, the holders of the then outstanding shares of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors. As long as an aggregate of two million (2,000,000) shares of Series D Preferred Stock are outstanding, at each election of directors, the holders of the then outstanding shares of Series D Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors. The holders of the then outstanding Common Stock shall be entitled to elect the remaining members of the Corporation's Board of Directors. As long as an aggregate of two million (2,000,000) shares of Series G Preferred Stock is outstanding, the holders of outstanding Series G Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Corporation's Board of Directors. Subject to
Section 144 of the General Corporation Law of the State of Delaware, any director who shall have been elected by a specified group of stockholders may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of such specified group, given at a special meeting of such stockholders duly called or by an action by written consent for that purpose. Any vacancy in the Board of Directors caused by the removal, resignation or death of any such director who shall have been elected by a specified group of stockholders or the declaration by the Board of Directors that the office of such director is vacant because such director has been declared of unsound mind by a court or convicted of a felon, may be filled by, and only by, the vote of the holders of a majority of the shares of such specified group given at a special meeting of such stockholders or by an action by written consent.

     6.   Protective Provisions.
          ---------------------

          (a) In addition to any other class vote that may be required by law, so long as any shares of Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock (voting as a single class):

               (i) authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise, or create any obligation or security convertible into or exchangeable for, or having any option right to purchase, any such equity security which is senior to or on a parity with the Preferred Stock;

               (ii) amend or repeal any provision of, or add any provision to, the Corporation's Amended and Restated Certificate of Incorporation or its Bylaws, or increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock of the Corporation or the total number of shares of Preferred Stock designated Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock;

               (iii) effect any sale or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries;

               (iv) effect any liquidation, dissolution, reclassification, recapitalization or reorganization with respect to the Corporation or any of its outstanding equity securities;

               (v) pay or declare any dividend or distribution on any shares of Common Stock;

               (vi) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, of any shares of any Preferred Stock (other than pursuant to Section 4) or any class or series of Common Stock, except at cost from employees, advisors, officers, directors and consultants of, and persons performing services for, this Corporation or its subsidiaries on terms approved by the Board of Directors upon termination of employment or association;

               (vii) increase or decrease the authorized number of directors for the Board of Directors, which is currently set at nine (9);

               (viii) amend or modify any stock option or purchase plan to increase the authorized number of shares subject thereto or implement any new stock option or purchase plan; or

               (ix) transfer or grant any rights with respect to the Corporation's technology other than license agreements entered into in connection with the sale of the Corporation's products in the ordinary course of business.

          (b) In addition to any other rights provided by law, so long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of the series of Preferred Stock so affected:

               (i) alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, in a manner which would affect such series adversely;

               (ii) create any equity security which has rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be; or

               (iii) issue or obligate itself to issue any shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock, Series E-2 Preferred Stock, Series F-2 Preferred Stock or Series G-2 Preferred Stock, except in accordance with Section 3(e)(ii).

                                  ARTICLE VI.

     The Corporation reserves the right to amend, alter, change, or repeal any provisions contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                  ARTICLE VII.

     The Corporation is to have perpetual existence.

                                 ARTICLE VIII.

     1. Limitation of Liability. To the fullest extent permitted by the General
        -----------------------
Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     2. Indemnification. The Corporation may indemnify to the fullest extent
        ---------------
permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     3. Amendments. Neither any amendment nor repeal of this Article VIII, nor
        ----------
the adoption of any provision of the Corporation's Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this
Article VIII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                  ARTICLE IX.

     In the event any shares of Preferred Stock shall be redeemed or converted pursuant to the terms hereof, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the Corporation.

                                   ARTICLE X.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

     FOURTH: The foregoing Amendment and Restatement of the Certificate of Incorporation has been duly approved by the Board of Directors.

     FIFTH: The stockholders of the Corporation have approved this Amendment and Restatement of the Certificate of Incorporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required.

     We declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Amended and Restated Certificate of Incorporation of R2 Technology, Inc., are true and correct of our own knowledge. Executed at Menlo Park, California, on this 30th day of November 2001.



                                              /s/ Michael Klein
                                          --------------------------------------
                                          Michael S. Klein, President





                                              /s/ Alan Mendelson
                                          --------------------------------------
                                          Alan C. Mendelson, Secretary